United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2005 (December 14, 2005)
ISORAY, INC. (Exact name of registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation)	000-14247 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

ITEM 1.01 Entry into a Material Definitive Agreement

On December 14, 2005, IsoRay, Inc. (the "Registrant") entered into an Economic Development Agreement (the "Development Agreement") with the Pocatello Development Authority, an urban renewal agency formed under the laws of the State of Idaho ("PDA"). Pursuant to the Development Agreement, the PDA has provided the Registrant with $200,000 of funding (subject to repayment under certain conditions), to be used for costs associated with testing of production methods for Cesium-131 (a radioactive isotope used in the Registrant's brachytherapy seeds for the treatment of prostate and other cancers) at Idaho's Advanced Test Reactor.

ITEM 9.01 Exhibits

(c)	Exhibits

10.25	Economic Development Agreement, dated December 14, 2005, by and between IsoRay, Inc. and the Pocatello Development Authority

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IsoRay, Inc., a Minnesota corporation

Dated: December 20, 2005	By:	/s/ Roger E. Girard
Roger E. Girard, CEO